                                                                     EXHIBIT 3.4

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          CRYSTAL US HOLDINGS 3 L.L.C.

                         DATED AS OF SEPTEMBER 16, 2004

          This Limited Liability Company Agreement (this "Agreement") of Crystal
US Holdings 3 L.L.C. (the "Company") is entered into by Blackstone Crystal
Holdings Capital Partners (Cayman) IV Ltd., a Cayman Islands limited company, as the sole member (the "Member") of the Company.

          The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Sections
18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

     1. Name. The name of the Company shall be Crystal US Holdings 3 L.L.C., or such other name as the Member may from time to time hereafter designate.

     2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

     3. Purpose. The Company is formed for the purpose of engaging in any lawful business permitted by the Act or the laws of any jurisdiction in which the
Company may do business. The Company shall have the power to engage in all activities and transactions that the Member deems necessary or advisable in connection with the foregoing.

     4. Registered Office. The address of the registered office of the company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange
Street, Wilmington, New Castle County, Delaware 19801.

     5. Registered Agent. The name and address of the registered agent of the
Company for service of process on the Company in the State of Delaware is The
Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County,
Delaware 19801.

     6. Member. (a) The name and the mailing address of the sole Member of the
Company is:

               Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd.
               c/o Walkers SPV Limited
               Walker House, P.O. Box 908 GT
               George Town, Grand Cayman
               Cayman Islands

          (b) The Member may agree from time to time to admit a Person as an additional member of the Company. Such admission shall be effective upon the written

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agreement of such Person to be bound by the terms of the Agreement. Upon such admission, all references herein to "Member" or "Members" shall also be a reference to such Person.

     7. Company Governance. (a) The business and affairs of the Company shall be managed by managers (the "Managers"), as appointed by the Member from time to time, who shall serve at the direction of the Member. The initial managers of the Company shall be:

          Chinh E. Chu
          Benjamin J. Jenkins
          Anjan Mukherjee

          (b) The Managers shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed under the laws of the
State of Delaware. The Managers shall be "managers" of the Company within the meaning of Section 18-101(10) of the Act and each of the Managers is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) with the Secretary of State of Delaware, and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

     8. Employees. The Company, and the Member on behalf of the Company, may employ and retain such persons as may be necessary or appropriate for the conduct of the business of the Company and its affiliates, including employees and agents. The Member, on behalf of the Company, may appoint officers of the
Company (who may or may not be employees of the Company) with titles, including, but not limited to, "chairman," "chief executive officer," "president," "vice president," "treasurer," "secretary," "managing director", "chief financial officer," "assistant treasurer" and "assistant secretary" as and to the extent authorized by the Member.

     9. Member Interests. The Company's member interests shall be in such form as the Member shall determine.

     10. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following (a) the written consent of the
Member, (b) the death, retirement, expulsion, insolvency, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company provided that the Company shall not be dissolved if, within 90 days after any such event, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     11. Capital Contributions. The Member will make capital contributions to the Company from time to time, as it shall determine, which contributions shall be set forth on the Company's books and records.

     12. Allocations and Distributions Prior to Liquidation. Prior to
Liquidation, all distributions of cash or other assets of the Company shall be made solely to the Member (if no membership interests have been issued) or (if such membership interests have been issued), to holders of such interests, pro rata in accordance with their respective membership interests, at

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such times and in such amounts as the Member may determine in its sole discretion. The Company may elect to buy back membership interests, in such amounts and at such prices as may be determined by the Member.

     13. New Member; Resignation. New Members may be admitted to the Company on such terms as may be agreed to by all existing Members.

     14. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the
Act.

     15. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

     16. Tax Information. The Member certifies that (A) (x) (i) the Member's name, social security number and address provided to the Company and its affiliates pursuant to an IRS Form W-9, Payer's Request for Taxpayer
Identification Number Certification ("W-9") or otherwise are correct and (ii)
the Member will complete and return a W-9, and (y) (i) the Member is not a non-resident alien individual (as defined in the Code) and (ii) the Member will notify the Company within 60 days of a change to foreign status or (B) (x) (i)
the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, ("W-8BEN") or otherwise is correct and (ii) the Member will complete and return a W-8BEN and (y) (i) the
Member is a non-resident alien individual (as defined in the Code) and (ii) the
Member will notify the Company within 60 days of change of foreign status. The
Member agrees to properly execute and provide to the Company in a timely manner any tax documentation that may be reasonably required by any Manager.

     17. Authorization.

          (a) Notwithstanding any provision in this Agreement to the contrary, the Company is hereby authorized, without the need for any further act, vote or consent of the Member, (i) to execute and deliver, and to perform the Company's obligations under this Agreement, as amended and/or restated, and (ii) to take any action, in such capacity, contemplated by or arising out of this Agreement.

          (b) The Member, each Manager, Peter G. Peterson, Stephen A.
Schwarzman, Robert L. Friedman, Michael A. Puglisi, John A. Magliano, Louis
Pomponio and any other person designated by the Member or any Manager
(collectively, the "Authorized Representatives"), each acting individually, is hereby authorized and empowered, as an authorized person of the Company, within the meaning of the Act, or otherwise (the Member and the Managers hereby authorizing and ratifying any of the following actions):

               (i) to execute and deliver and/or file (including any such action in the name and on behalf of the Company) any agreements of the Company, including, without limitation, any one or more agreements providing for the provision of administrative services by the Company to Blackridge
     Investment Corp. or any affiliate of Blackridge Investment Corp. (and any amendments, restatements and/or supplements thereof), the certificate of formation of the Company (and any amendments, restatements and/or supplements thereof) and any other certificates, notices, applications and other documents

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     (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Company to qualify to do business in a jurisdiction in which the Company desires to do business; and

               (ii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action in the name and on behalf of the Company) (A) such agreements, instruments, certificates and other documents as may be necessary or desirable in furtherance of the Company's purpose, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Company, (C) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Company, and all checks, notes, drafts and other documents of the Company that may be required in connection with any such bank account or any banking facilities or services that may be utilized by the Company, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 17(b), each acting individually, shall be deemed to have been adopted by the Member for all purposes), and
     (E) any amendments, restatements and/or supplements of any of the foregoing.

The authority granted to any person (other than the Member or any Manager) in this Section 17(b) may be revoked at any time by the Member or any Manager by an instrument in writing signed by the Member or such Manager.

     18. Exculpation and Indemnification. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Member, Manager or Authorized Representative nor any of such Member's,
Manager's or Authorized Representative's representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the
Company or any of its affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable to the Company or any other
Member, Manager or Authorized Representative for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered
Person (other than any act or omission constituting Cause (as defined in the
Amended and Restated Agreement of Limited Partnership of the Member)), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person's conduct was unlawful.
Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Member, Manager or Authorized Representative or the Company. To the extent that, at law or in equity, a Member, Manager or Authorized Representative has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another
Member, Manager or Authorized Representative, to the fullest extent permitted by law, such Member, Manager or Authorized Representative acting under this

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Agreement shall not be liable to the Company or to any such other Member,
Manager or Authorized Representative for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Member, Manager or
Authorized Representative otherwise existing at law or in equity, are agreed by the Member, Manager or Authorized Representatives, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Member, Manager or Authorized Representative. To the fullest extent permitted by law, the Company shall indemnify and hold harmless (but only to the extent of the Company's assets (including, without limitation, the remaining commitments of the Member to make capital contributions to the Company) each
Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively,
"Losses"), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the
Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person's management of the affairs of the
Company or which relate to or arise out of or in connection with the Company, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting "Cause" (as defined above)); provided, that a Covered Person shall not be entitled to indemnification under this Section with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interest of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person's conduct was unlawful;
provided further, that if such Covered Person is a Member or a withdrawn Member, such Covered Person shall bear its share of such Losses in accordance with such
Covered Person's profit sharing percentage in the Company as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person
(including, without limitation, a Member, Manager or Authorized Representative)
in defending any claim, demand, action, suit or proceeding may, with the approval of a majority --in interest of the Members, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section, and the Company and its affiliates shall have a continuing right of offset against such Covered Person's interests/investments in the Company and such affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Member institutes litigation against a
Covered Person which gives rise to an indemnity obligation hereunder, such
Member shall be responsible, up to the amount of such Member's interests and remaining capital contribution commitment, for such Member's pro rata share of the Company's expenses related to such indemnity obligation, as determined by a majority in interest of the Members. The Company may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by

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the foregoing indemnification provisions. No Member, Manager or Authorized
Representative will be personally obligated with respect to indemnification pursuant to this Section.

                                    * * * * *

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          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the date first above written.

                                            MEMBER:

                                            BLACKSTONE CRYSTAL HOLDINGS CAPITAL
                                            PARTNERS (CAYMAN) IV LTD.

                                            By: /s/ Benjamin J. Jenkins
                                                --------------------------------
                                                Name: Benjamin J. Jenkins
                                                Title: Director

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